UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

ELIEM THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23515 NE Novelty Hill Road, Suite B221#125 Redmond, WA	98053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-877-ELIEMTX (354-3689)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELYM	The Nasdaq Stock Market LLC
(The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Eliem Therapeutics, Inc. (the “Company” or “Eliem”) in its Current Report on Form 8-K dated February 14, 2023, the Company and Erin Lavelle mutually agreed that Ms. Lavelle would resign as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company.

Effective as of March 10, 2023 (the “Transition Date”), the Board appointed (i) Andrew Levin, Executive Chairman, as the Company’s new principal financial officer (in addition to principal executive officer) and (ii) Emily Pimblett, Chief Accounting Officer, as the Company’s principal accounting officer.

Dr. Levin, age 46, who is a Co-Founder of Eliem and served as the Company’s Chief Executive Officer from October 2018 to October 2020, has served as the Chairman of the Board since February 2019 and Executive Chairman since February 2023. Since 2015, Dr. Levin has served as a Managing Director on the Investment Team at RA Capital Management, L.P. Previously, Dr. Levin was a Vice President at H.I.G. BioVentures, and prior to that he served as the Director of Pharmaceutical Sciences for the Clinton Health Access Initiative. Dr. Levin holds a B.S. in mechanical engineering from Princeton University, a Ph.D. in biomedical engineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.

Ms. Pimblett, age 39, has served as the Company’s Vice President of Accounting since March 2021 and its Chief Accounting Officer since February 2023. From March 2019 to March 2021, Ms. Pimblett served as Controller at DomainTools, and prior to that she served as Controller at Avvo from July 2017 to March 2019. Previously, Ms. Pimblett held various roles at PricewaterhouseCoopers. Ms. Pimblett holds a B.A. in Business Administration and a Masters in Professional Accounting from the University of Washington, and is a licensed Certified Public Accountant in Washington.

Neither Dr. Levin nor Ms. Pimblett have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Ms. Pimblett is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K; however, the Company is a party to certain transactions in which Dr. Levin has a direct or indirect material interest and in which the amounts involved exceed $120,000.

The Company is party to an investor rights agreement, or IRA, as amended in March 2021, with certain of its stockholders, including entities affiliated with Dr. Levin. In addition, the Company was previously a party to a services agreement with Carnot, LLC (along with its successor agreements, the “Carnot Agreement”) which was terminated on December 2, 2022. Under the terms of the Carnot Agreement, Carnot Pharma, LLC provided research and services related to Eliem’s drug discovery, research and development programs and Eliem compensated Carnot Pharma, LLC for the time its personnel devoted to such efforts. Subsequent to the Company’s entering into the Carnot Agreement, Carnot, LLC was dissolved and the services agreement transitioned to its successor Carnot Pharma, LLC. RA Capital Management, L.P. is the manager of the members of Carnot Pharma, LLC and Dr. Levin is the President of Carnot Pharma, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eliem Therapeutics, Inc.

Date: March 16, 2023	By:	/s/ Andrew Levin
Andrew Levin, M.D., Ph.D.
Executive Chairman of the Board of Directors